Exhibit 24.1
POWER OF ATTORNEY
THE UNDERSIGNED director of Enerpac Tool Group Corp. (the “Corporation”) hereby appoints Randal W. Baker, Rick T. Dillon and Fabrizio Rasetti and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and re-substitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission registration statements, including amendments, on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering shares of Class A common stock of the Corporation and securities and other interests to be issued or purchased pursuant to the Corporation’s Omnibus Incentive Plan (as amended and restated November 9, 2020), with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

EXECUTED on the 18th day of March, 2021.

/s/ ALFREDO ALTAVILLA
Alfredo Altavilla